SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2004

KOGER EQUITY, INC.

(Exact Name of Registrant as Specified in Its Charter)

FLORIDA

(State or Other Jurisdiction of Incorporation)

1-9997	59-2898045

(Commission File Number)	(IRS Employer Identification No.)

225 NE MIZNER BOULEVARD, SUITE 200 BOCA RATON, FLORIDA	33432

(Address of Principal Executive Offices)	(Zip Code)

(561) 395-9666

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Reports)

ITEM 5. OTHER EVENTS

     On January 7, 2004, Koger Equity, Inc. announced the public offering by the company of 4,500,000 shares of its common stock. On January 8, 2003, the company issued a press release with respect to the offering. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

1.1	Underwriting Agreement, dated January 7, 2004, between the Company and Morgan Stanley & Co. Incorporated, as underwriter and representative.

5.1	Opinion of Hunton & Williams LLP with respect to legality of the common stock.

8.1	Opinion of Hunton & Williams LLP with respect to certain tax matters.

99.1	Press release dated January 8, 2004 announcing the company’s offering of 4,500,000 shares of common stock.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KOGER EQUITY, INC

Dated: January 8, 2004	By: /s/ Steven A. Abney

Steven A. Abney Title: Vice President/Finance and Chief Accounting Officer (Principal Financial Officer)

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